Exhibit 99.1

United Rentals, Inc.

100 First Stamford Place, Suite 700

Stamford, CT 06902

Telephone: 203 622 3131

unitedrentals.com

United Rentals Completes Acquisition of Ahern Rentals

STAMFORD, Conn. – December 7, 2022 – United Rentals, Inc. (NYSE: URI) today announced that it has completed its previously announced acquisition of the assets of Ahern Rentals, Inc. for approximately $2.0 billion in cash. The transaction and related expenses were funded through a combination of newly issued senior secured notes and existing capacity under the company’s ABL facility.

The transaction adds approximately 2,100 employees, 60,000 rental assets and 106 locations to United Rentals in the United States, and makes the company’s specialty rental solutions available to thousands of new construction and industrial customers.

Matthew Flannery, chief executive officer of United Rentals, said, “Today we completed the Ahern acquisition on schedule and welcomed over two thousand colleagues to Team United. The integration is off to a strong start, giving us significantly more capacity to serve our expanded customer base. This transaction strengthens our positioning for the robust demand we expect in 2023, while also aligning with our longer-term strategy to ‘grow the core’ to drive greater shareholder value.”

The company will issue its 2023 guidance in January, reflecting a full year of beneficial impact from the combination.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,449 rental locations in North America, 13 in Europe, 27 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 24,700 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,700 classes of equipment for rent with a total original cost of $19.3 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as (1) problems that may arise in successfully integrating the businesses of United Rentals and Ahern Rentals, including, without limitation, problems associated with the potential loss of any key employees of Ahern Rentals; (2) the transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we failed to discover during the due diligence investigation of Ahern Rentals or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (3) any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which we have no or limited experience; and (4) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

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Contact:

Ted Grace

Chief Financial Officer

O: (203) 618-7122

C: (203) 399-8951

tgrace@ur.com

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